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                                                                     EXHIBIT 8.1





                                October 29, 1998



Eye Care Centers of America, Inc.
11103 West Avenue
San Antonio, Texas  78213

Ladies and Gentlemen:

         We have acted as counsel to Eye Care Centers of America, Inc., a Texas corporation (the "Company"), in connection with the offer to exchange under the Securities Act of 1933, as amended, $100,000,000 in principal amount of the Company's 9 1/8% Senior Subordinated Notes due 2008 and $50,000,000 in principal amount of the Company's Floating Interest Rate Subordinated Term Securities due 2008 (FIRST(SM)) (collectively, the "Exchange Notes") for $100,000,000 in principal amount of the Company's outstanding 9 1/8% Senior Subordinated Notes due 2008, and $50,000,000 in principal amount of the Company's outstanding Floating Interest Rate Subordinated Term Securities due 2008 (FIRST(SM)) (collectively, the "Initial Notes"), respectively, filed with the Securities and Exchange Commission (the "Registration Statement"). The Exchange Notes are being issued pursuant to an Indenture in the form filed as an Exhibit to the Registration Statement.


         As such counsel, we have examined such documents as we have deemed necessary as a basis for the opinions hereinafter expressed. Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we confirm that our opinion as to the material United States federal income tax consequences to holders of the Initial Notes and the Exchange Notes resulting from the exchange of the Initial Notes for the Exchange Notes and the ownership and disposition of the Exchange Notes under currently applicable law is set forth under the heading "Income Tax Considerations" in the Registration Statement, subject to the assumptions and qualifications set forth therein.


         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement, and to the reference to us under the heading "Income Tax Considerations" therein.

                                             Very truly yours,

                                             /s/ Hutchins, Wheeler & Dittmar

                                             HUTCHINS, WHEELER & DITTMAR
                                             A Professional Corporation